UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2009

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 15, 2009, Landry's Restaurants, Inc. (the "Company") issued the press release attached as Exhibit 99.1 announcing the commencement of an offering of senior notes due 2011 for $270 million in gross proceeds. In addition, on January 15, 2009, the Company issued the press release attached as Exhibit 99.2 announcing that it will be arranging an amended and restated bank credit facility consisting of a $50 million revolving credit facility and a $160 million term loan. The proceeds from the notes offering, along with funds to be received from the amended and restated bank credit facility will be used to repay the Company's existing debt, pay related transaction fees and expenses and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Title

99.1 Press Release dated January 15, 2009 announcing $270 Senior Notes Offering
99.2 Press Release dated January 15, 2009 announcing Commencing Arrangement of Amended and Restated Credit Facility

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

January 15, 2009	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 15, 2009 announcing $270 Senior Notes Offering
99.2	Press Release dated January 15, 2009 announcing Commencing Arrangement of Amended and Restated Bank Credit Facility